Exhibit 10.2

Novation Agreement

This Novation Agreement (this “Agreement”) is entered into as of this 30th day of September, 2011 by and among China Water and Drinks (BVI) Inc., a company formed under the laws of the British Virgin Islands (“BVI”), China Water & Drinks, Inc., a Delaware corporation (“CWD DE”) and Pacific Water & Drinks (HK) Group Limited (f/k/a Sino Bloom Investments Limited) (“Buyer”). All capitalized terms used by not otherwise defined herein shall have the meaning set forth in the SPA (as defined below).

WHEREAS, on September 30, 2011, Buyer, BVI, as Seller, and China Water and Drinks (H.K.) Holdings Limited, a company duly incorporated under the laws of Hong Kong (“CWD HK Holdings”), entered into a Share Purchase Agreement (the “SPA”) pursuant to which, among other things, Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, all of the shares of outstanding issued capital stock of CWD HK Holdings; and

WHEREAS, BVI desires to substitute its ultimate parent corporation, CWD DE, as seller party under the SPA, and accordingly, transfer all of its rights and obligations under the SPA to CWD DE, and Buyer desires to accept such substitution of CWD DE for BVI under the SPA.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Novation. CWD DE shall assume all obligations and liabilities of BVI under the SPA subject to the execution of this Agreement by Buyer. CWD DE undertakes to fully perform all obligations that may exist under the SPA upon execution of this Agreement by Buyer. It is consistent with Buyer’s interest to recognize CWD DE as the successor seller party to the SPA. BVI confirms the transfer to CWD DE and waives any claims and rights against Buyer that it now has or may have in the future in connection with the SPA. CWD DE agrees to be bound by and to perform the SPA, specifically, CWD DE assumes all rights, obligations and liabilities of, and all claims for and against, BVI under the SPA as if CWD DE were the original party to the SPA. CWD DE ratifies all previous actions taken by BVI with respect to the SPA, with the same force and effect as if the action had been taken by CWD DE. Buyer recognizes CWD DE as BVI’s successor in interest in and to the SPA. Following the Closing and subject to the terms of the SPA, Buyer acknowledges that CWD DE, by this Agreement, shall become entitled to all rights, titles, and interests of BVI in and to the SPA as if CWD DE were the original party to the SPA. Following the Closing and execution of this Agreement, the term “Seller,” as used in the SPA, shall refer to CWD DE.

2. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong applicable to a contract executed and performed in such state without giving effect to the conflicts of laws principles thereof.

4. Third-Party Beneficiaries. With the exception of the parties to this Agreement, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

5. Headings. The headings of the sections and Paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

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IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Assignment and Assumption Agreement on the day and year first above written.

CHINA WATER AND DRINKS (BVI) INC.

By:	/s/ Jizu John Cheng
Name:	Jizu John Cheng

CHINA WATER & DRINKS, INC.

By:	/s/ Jizu John Cheng
Name:	Jizu John Cheng

ACKNOWLEDGED AND ACCEPTED BY: PACIFIC WATER & DRINKS (HK) GROUP LIMITED

By:	/s/ Jon Olafsson
Name:	Jon Olafsson

[Signature Page to Novation Agreement]